FOR IMMEDIATE RELEASE
DATE: July 25, 2024

HERITAGE FINANCIAL ANNOUNCES SECOND QUARTER 2024 RESULTS AND DECLARES REGULAR CASH DIVIDEND

Second Quarter 2024 Highlights
•Net income was $14.2 million, or $0.41 per diluted share, for the second quarter compared to $5.7 million, or $0.16 per diluted share, for the first quarter.
~~•~~The second quarter results include a loss on sale of securities of $1.9 million, or $0.04 per diluted share.
•Loans receivable increased $104.5 million, or 2.4% (9.5% annualized), during the second quarter.
•Net interest margin was 3.29% for the second quarter compared to 3.32% for the first quarter.
•Cost of total deposits was 1.34% for the second quarter compared to 1.19% for the first quarter.
•Noninterest expense to average total assets was 2.21% for the second quarter compared to 2.29% for the first quarter.
~~•~~Declared a regular cash dividend of $0.23 per share on July 24, 2024.
•Announced CEO succession plan, with Bryan McDonald named as President of Heritage Financial Corporation and as Chief Executive Officer of Heritage Bank effective July 1, 2024; Jeff Deuel will continue as Chief Executive Officer of Heritage Financial Corporation until May 6, 2025.

Olympia, WA - Heritage Financial Corporation (Nasdaq GS: HFWA) (the “Company”), the parent company of Heritage Bank (the "Bank"), today reported net income of $14.2 million for the second quarter of 2024 compared to $5.7 million for the first quarter of 2024 and $16.8 million for the second quarter of 2023. Diluted earnings per share for the second quarter of 2024 were $0.41 compared to $0.16 for the first quarter of 2024 and $0.48 for the second quarter of 2023.
In the second quarter of 2024, the Company incurred a pre-tax loss of $1.9 million on the sale of investment securities due to the strategic repositioning of its balance sheet, which decreased diluted earnings per share by $0.04 for the quarter. The Company sold $38.7 million in investment securities with an estimated weighted average book yield of 2.73%. The proceeds from sales were used to fund loan growth for the quarter.
Jeff Deuel, Chief Executive Officer of the Company, commented, "We are pleased with our accomplishments for the second quarter including recognizing strong loan growth and we are seeing greater benefit from our ongoing expense management measures. Although we continue to experience modest margin compression, we expect our strategies will result in improved profitability as we transition into a more normalized rate environment."

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of or for the Quarter Ended
	June 30, 2024	March 31, 2024	June 30, 2023
	(Dollars in thousands, except per share amounts)
Net income	$14,159	$5,748	$16,846
Pre-tax, pre-provision income(1)	$17,263	$8,260	$21,780
Diluted earnings per share	$0.41	$0.16	$0.48
Return on average assets(2)	0.80%	0.33%	0.95%
Pre-tax, pre-provision return on average assets(1)(2)	0.98%	0.47%	1.22%
Return on average common equity(2)	6.75%	2.73%	8.19%
Return on average tangible common equity(1)(2)	9.74%	4.07%	12.04%
Adjusted return on average tangible common equity(1)(2)	10.76%	9.34%	12.04%
Net interest margin(2)	3.29%	3.32%	3.56%
Cost of total deposits(2)	1.34%	1.19%	0.61%
Efficiency ratio	69.4%	83.0%	65.5%
Adjusted efficiency ratio(1)	67.1%	68.9%	65.5%
Noninterest expense to average total assets(2)	2.21%	2.29%	2.32%
Total assets	$7,059,857	$7,091,283	$7,115,410
Loans receivable, net	$4,481,396	$4,378,429	$4,204,936
Total deposits	$5,515,652	$5,532,327	$5,595,543
Loan to deposit ratio(3)	82.2%	80.0%	76.0%
Book value per share	$24.66	$24.43	$23.39
Tangible book value per share(1)	$17.56	$17.36	$16.34
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Annualized.
(3) Loans receivable divided by total deposits.

Balance Sheet
Cash and cash equivalents decreased $75.9 million, or 40.0%, to $113.8 million at June 30, 2024 from $189.6 million at March 31, 2024 primarily due to an increase in loans.
Total investment securities decreased $71.9 million, or 4.2%, to $1.66 billion at June 30, 2024 from $1.73 billion at March 31, 2024. As previously discussed, the Company sold $38.7 million in investment securities at a loss of $1.9 million as part of its ongoing strategic balance sheet repositioning, in addition to which there were investment maturities and repayments of $33.6 million during the second quarter of 2024.
The following table summarizes the composition of the Company's investment securities portfolio at the dates indicated:

	June 30, 2024		March 31, 2024		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Investment securities available for sale, at fair value:
U.S. government and agency securities	$12,474	0.8%	$13,417	0.8%	$(943)	(7.0)%
Municipal securities	69,720	4.2	71,955	4.2	(2,235)	(3.1)
Residential CMO and MBS	446,468	26.9	476,742	27.5	(30,274)	(6.4)
Commercial CMO and MBS	378,768	22.8	409,468	23.7	(30,700)	(7.5)
Corporate obligations	11,384	0.7	11,191	0.6	193	1.7
Other asset-backed securities	12,434	0.7	13,737	0.8	(1,303)	(9.5)
Total	$931,248	56.1%	$996,510	57.6%	$(65,262)	(6.5)%

	June 30, 2024		March 31, 2024		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Investment securities held to maturity, at amortized cost:
U.S. government and agency securities	$151,146	9.1%	$151,110	8.7%	$36	—%
Residential CMO and MBS	256,742	15.5	262,359	15.2	(5,617)	(2.1)
Commercial CMO and MBS	319,454	19.3	320,537	18.5	(1,083)	(0.3)
Total	$727,342	43.9%	$734,006	42.4%	$(6,664)	(0.9)%

Total investment securities	$1,658,590	100.0%	$1,730,516	100.0%	$(71,926)	(4.2)%

Loans receivable increased $104.5 million, or 2.4%, to $4.53 billion at June 30, 2024 from $4.43 billion at March 31, 2024. New loans funded in the second quarter of 2024 and first quarter of 2024 totaled $166.7 million and $101.7 million, respectively. Loan prepayments increased slightly during the second quarter of 2024 to $48.5 million, compared to $39.1 million during the prior quarter.
Non-owner occupied CRE increased $56.9 million, or 3.3%, due primarily to new loan production of $40.7 million during the second quarter of 2024 and advances on outstanding commitments. Residential real estate loans increased $27.0 million, or 7.0%, due primarily to residential loan purchases. Commercial and industrial loans increased $19.1 million, or 2.5%, due primarily to new loan production of $62.8 million during the quarter, offset by pay downs on outstanding commitments.
The following table summarizes the Company's loans receivable, net at the dates indicated:

	June 30, 2024		March 31, 2024		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$779,495	17.2%	$760,391	17.2%	$19,104	2.5%
Owner-occupied commercial real estate ("CRE")	953,518	21.0	951,583	21.5	1,935	0.2
Non-owner occupied CRE	1,759,605	38.8	1,702,665	38.4	56,940	3.3
Total commercial business	3,492,618	77.0	3,414,639	77.1	77,979	2.3
Residential real estate	413,358	9.1	386,357	8.7	27,001	7.0
Real estate construction and land development:
Residential	80,451	1.8	84,081	1.9	(3,630)	(4.3)
Commercial and multifamily	378,695	8.4	372,532	8.4	6,163	1.7
Total real estate construction and land development	459,146	10.2	456,613	10.3	2,533	0.6
Consumer	167,493	3.7	170,556	3.9	(3,063)	(1.8)
Loans receivable	4,532,615	100.0%	4,428,165	100.0%	104,450	2.4
Allowance for credit losses on loans	(51,219)		(49,736)		(1,483)	3.0
Loans receivable, net	$4,481,396		$4,378,429		$102,967	2.4%
Total deposits decreased $16.7 million, or 0.3%, to $5.52 billion at June 30, 2024 from $5.53 billion at March 31, 2024. Certificates of deposit increased $103.5 million, or 13.3%, to $883.2 million at June 30, 2024 from $779.7 million at March 31, 2024 primarily due to transfers from non-maturity deposit accounts as customers moved balances to higher yielding accounts. Average total deposits increased $29.2 million to $5.56 billion for the second quarter of 2024, from $5.53 billion for the first quarter of 2024.

The following table summarizes the Company's total deposits at the dates indicated:

	June 30, 2024		March 31, 2024		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Noninterest demand deposits	$1,599,367	29.0%	$1,637,111	29.5%	$(37,744)	(2.3)%
Interest bearing demand deposits	1,487,670	27.0	1,552,584	28.1	(64,914)	(4.2)
Money market accounts	1,098,821	19.9	1,099,983	19.9	(1,162)	(0.1)
Savings accounts	446,583	8.1	462,974	8.4	(16,391)	(3.5)
Total non-maturity deposits	4,632,441	84.0	4,752,652	85.9	(120,211)	(2.5)
Certificates of deposit	883,211	16.0	779,675	14.1	103,536	13.3
Total deposits	$5,515,652	100.0%	$5,532,327	100.0%	$(16,675)	(0.3)%
Total borrowings were $500 million at June 30, 2024 and March 31, 2024. Federal Reserve Bank ("FRB") Bank Term Funding Program borrowings totaling $400 million matured in May 2024 and were replaced with $400 million in borrowings from the Federal Home Loan Bank ("FHLB") during the second quarter of 2024.
Total stockholders' equity increased $2.9 million, or 0.3%, to $850.5 million at June 30, 2024 compared to $847.6 million at March 31, 2024 due primarily to $14.2 million of net income recognized for the quarter, partially offset by $8.1 million in dividends paid to common shareholders and $4.4 million in common stock repurchases.
On April 24, 2024, the Company's Board of Directors authorized the repurchase of up to 5% of the Company's outstanding common stock or approximately 1.7 million shares. The new stock repurchase program superseded the previous stock repurchase program, which was authorized in March 2020 and allowed for the buyback of approximately 1.8 million shares. The previous program was substantially completed during the quarter ended March 31, 2024. During the second quarter of 2024, the Company repurchased 240,153 shares.
The Company and Bank continued to maintain capital levels in excess of the applicable regulatory requirements for them both to be categorized as “well-capitalized” at June 30, 2024.
The following table summarizes the capital ratios for the Company at the dates indicated:

	June 30, 2024	March 31, 2024
Stockholders' equity to total assets	12.0%	12.0%
Tangible common equity to tangible assets (1)	8.9	8.8
Common equity tier 1 capital ratio (2)	12.6	12.6
Leverage ratio (2)	10.1	10.0
Tier 1 capital ratio (2)	13.0	13.0
Total capital ratio (2)	13.9	13.9
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
The allowance for credit losses ("ACL") on loans as a percentage of loans receivable was 1.13% at June 30, 2024 compared to 1.12% at March 31, 2024. During the second quarter of 2024, the Company recorded a $1.5 million provision for credit losses on loans, compared to a $1.7 million provision for credit losses on loans during the first quarter of 2024. The provision for credit losses on loans during the second quarter of 2024 was primarily driven by loan growth during the quarter.
During the second quarter of 2024, the Company recorded a $202,000 reversal of provision for credit losses on unfunded commitments compared to a $312,000 reversal of provision for credit losses on unfunded commitments during the first quarter of 2024. The reversal of provision for credit losses on unfunded commitments during the second quarter of 2024 was due primarily to a decrease in the unfunded exposure on loans and an increase in utilization rates.

The following table provides detail on the changes in the ACL on loans and the ACL on unfunded commitments, and the related provision for (reversal of) credit losses for the periods indicated:

	As of or for the Quarter Ended
	June 30, 2024			March 31, 2024				June 30, 2023
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded		Total	ACL on Loans	ACL on Unfunded	Total
	(Dollars in thousands)
Balance, beginning of period	$49,736	$976	$50,712	$47,999	$1,288		$49,287	$44,469	$1,856	$46,325
Provision for (reversal of) credit losses	1,470	(202)	1,268	1,704	(312)		1,392	1,988	(79)	1,909
Net recoveries (net charge-offs)	13	—	13	33	—	—	33	(49)	—	(49)
Balance, end of period	$51,219	$774	$51,993	$49,736	$976		$50,712	$46,408	$1,777	$48,185

Credit Quality
The percentage of classified loans to loans receivable increased to 1.8% at June 30, 2024, compared to 1.6% at March 31, 2024. Classified loans include loans rated substandard or worse. The increase was due primarily to the downgrade of a single $15.1 million commercial and multifamily construction loan to substandard from special mention. Total loans designated as special mention decreased by $8.5 million to $93.7 million at June 30, 2024, compared to $102.2 million at March 31, 2024.
The following table illustrates total loans by risk rating and their respective percentage of total loans at the dates indicated:

	June 30, 2024		March 31, 2024
	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Risk Rating:
Pass	$4,356,425	96.1%	$4,255,750	96.1%
Special Mention	93,694	2.1	102,232	2.3
Substandard	82,496	1.8	70,183	1.6
Total	$4,532,615	100.0%	$4,428,165	100.0%
Nonaccrual loans to loans receivable were 0.08% and 0.11% at June 30, 2024 and March 31, 2024, respectively. Changes in nonaccrual loans during the periods indicated were as follows:

	Quarter Ended
	June 30, 2024	March 31, 2024	June 30, 2023
	(Dollars in thousands)
Balance, beginning of period	$4,792	$4,468	$4,815
Additions	549	593	—
Net principal payments and transfers to accruing status	(483)	(269)	(185)
Payoffs	(769)	—	—
Charge-offs	(263)	—	—
Balance, end of period	$3,826	$4,792	$4,630

Liquidity
Total liquidity sources available at June 30, 2024 were $2.41 billion. This includes on- and off-balance sheet liquidity. The Company has access to FHLB advances and the FRB Discount Window. The Company's available liquidity sources at June 30, 2024 represented a coverage ratio of 43.7% of total deposits and 116.1% of estimated uninsured deposits.

The following table summarizes the Company's available liquidity:

	Quarter Ended
	June 30, 2024	March 31, 2024
	(Dollars in thousands)
On-balance sheet liquidity
Cash and cash equivalents	$113,757	$189,647
Unencumbered investment securities available for sale (1)	926,822	708,378
Total on-balance sheet liquidity	$1,040,579	$898,025
Off-balance sheet liquidity
FRB borrowing availability	$278,632	$71,300
FHLB borrowing availability (2)	943,492	1,384,631
Fed funds line borrowing availability with correspondent banks	145,000	145,000
Total off-balance sheet liquidity	$1,367,124	$1,600,931
Total available liquidity	$2,407,703	$2,498,956
(1) Investment securities available for sale at fair value.
(2) Includes FHLB total borrowing availability of $1.34 billion at June 30, 2024 based on pledged assets, however, maximum credit capacity is 45% of the Bank's total assets one quarter in arrears or $3.19 billion.

Net Interest Income and Net Interest Margin
Net interest income decreased $417,000, or 0.8%, during the second quarter of 2024 compared to the first quarter of 2024 due primarily to an increase of $2.6 million in interest expense offset partially by a $2.2 million increase in interest income. Net interest margin decreased three basis points to 3.29% during the second quarter of 2024 from 3.32% during the first quarter of 2024.
The cost of interest bearing deposits increased 19 basis points to 1.89% for the second quarter of 2024 from 1.70% for the first quarter of 2024. This increase was primarily due to customers transferring balances from non-maturity deposits to higher rate certificates of deposit.
The yield on interest earning assets increased 14 basis points to 4.93% for the second quarter of 2024, compared to 4.79% for the first quarter of 2024. The yield on loans receivable, net, increased 11 basis points to 5.52% during the second quarter of 2024 compared to 5.41% during the first quarter of 2024 due primarily to higher rates on new and renewed loans. The impact to loan yield from recoveries of interest and fees on loans classified as nonaccrual was three basis points during the second quarter of 2024, compared to no impact during the first quarter of 2024. The yield on taxable securities increased nine basis points to 3.38% during the second quarter of 2024 compared to 3.29% during the first quarter of 2024 due primarily to sales of lower yielding investments during the first and second quarters of 2024.
Net interest income decreased $4.7 million, or 8.4%, during the second quarter of 2024 compared to the second quarter of 2023 and the net interest margin decreased 27 basis points to 3.29% from 3.56% during this same period. The decrease was due primarily to an increase in interest expense resulting from increased deposit rates and borrowing expense, partially offset by an increase in yields earned on interest earning assets following increases in market interest rates.
The following table provides relevant net interest income information for the periods indicated:

	Quarter Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest Earning Assets:
Loans receivable, net (2)(3)	$4,415,790	$60,608	5.52%	$4,303,394	$57,862	5.41%	$4,145,556	$53,623	5.19%
Taxable securities	1,685,795	14,156	3.38	1,810,709	14,834	3.29	1,989,297	14,774	2.98
Nontaxable securities (3)	18,812	165	3.53	21,302	181	3.42	71,803	520	2.90
Interest earning deposits	121,539	1,653	5.47	108,733	1,476	5.46	90,754	1,154	5.10
Total interest earning assets	6,241,936	76,582	4.93%	6,244,138	74,353	4.79%	6,297,410	70,071	4.46%
Noninterest earning assets	864,855			848,314			845,455
Total assets	$7,106,791			$7,092,452			$7,142,865
Interest Bearing Liabilities:
Certificates of deposit	$838,285	$9,128	4.38%	$733,816	$7,671	4.20%	$421,451	$2,483	2.36%

	Quarter Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Savings accounts	453,099	190	0.17	475,075	230	0.19	551,201	157	0.11
Interest bearing demand and money market accounts	2,625,593	9,135	1.40	2,659,999	8,487	1.28	2,782,353	5,967	0.86
Total interest bearing deposits	3,916,977	18,453	1.89	3,868,890	16,388	1.70	3,755,005	8,607	0.92
Junior subordinated debentures	21,874	539	9.91	21,800	547	10.09	21,577	499	9.28
Securities sold under agreement to repurchase	—	—	—	—	—	—	39,755	63	0.64
Borrowings	500,230	6,477	5.21	500,660	5,888	4.73	417,896	5,078	4.87
Total interest bearing liabilities	4,439,081	25,469	2.31%	4,391,350	22,823	2.09%	4,234,233	14,247	1.35%
Noninterest demand deposits	1,638,262			1,657,132			1,900,640
Other noninterest bearing liabilities	186,010			197,023			183,250
Stockholders’ equity	843,438			846,947			824,742
Total liabilities and stockholders’ equity	$7,106,791			$7,092,452			$7,142,865
Net interest income and spread		$51,113	2.62%		$51,530	2.70%		$55,824	3.11%
Net interest margin			3.29%			3.32%			3.56%
(1) Annualized; average balances are calculated using daily balances.
(2) Average loans receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $971,000, $809,000 and $726,000 for the second quarter of 2024, first quarter of 2024 and second quarter of 2023, respectively.
(3) Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

Noninterest Income
Noninterest income increased $8.1 million to $5.2 million during the second quarter of 2024 from a loss of $2.9 million during the first quarter of 2024. The increase was due primarily to the reduction of loss resulting from the sale of investment securities recognized in the second quarter of 2024 compared to the prior quarter.
Noninterest income decreased $2.0 million from the same period in 2023 due primarily to a $1.9 million pre-tax loss on the sale of investment securities during the second quarter of 2024. Card revenue declined modestly due to a reduction in card activity as non-maturity deposit balances have declined.
The following table presents the key components of noninterest income and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	June 30, 2024	March 31, 2024	June 30, 2023	$	%	$	%
	(Dollars in thousands)
Service charges and other fees	$2,817	$2,788	$2,682	$29	1.0%	$135	5.0%
Card revenue	1,930	1,839	2,123	91	4.9	(193)	(9.1)
Loss on sale of investment securities	(1,921)	(9,973)	—	8,052	(80.7)	(1,921)	(100.0)
Gain on sale of loans, net	—	26	101	(26)	(100.0)	(101)	(100.0)
Interest rate swap fees	52	—	115	52	—	(63)	(54.8)
Bank owned life insurance income	931	920	837	11	1.2	94	11.2
Gain on sale of other assets, net	49	—	—	49	—	49	100.0
Other income	1,388	1,500	1,423	(112)	(7.5)	(35)	(2.5)
Total noninterest income (loss)	$5,246	$(2,900)	$7,281	$8,146	(280.9)%	$(2,035)	(27.9)%

Noninterest Expense
Noninterest expense decreased $1.3 million, or 3.2%, during the second quarter of 2024 from the first quarter of 2024 due primarily to a decline in compensation and employee benefits. Compensation and employee benefits declined due primarily to severance costs resulting from staff reductions of $1.1 million recognized during the first quarter of 2024 offset partially by an increase in salary expense due to annual merit increases in base pay. Occupancy and equipment declined due primarily to a decrease in maintenance costs related to winter weather conditions experienced in the first quarter of 2024. Data processing increased during the quarter due to a non-recurring $230,000 refund recognized in the first quarter of 2024 related to a contract termination.
Noninterest expense decreased $2.2 million, or 5.4%, during the second quarter of 2024 compared to the same period in 2023, primarily due to a decrease in data processing and other expense. Data processing decreased primarily due to a decline in ongoing costs resulting from prior technology-related contract renewals and terminations. Other expense decreased due to a decrease in customer account loss expense and a reduction in employee related expenses which included additional expenses in the second quarter of 2024 related to newly added teams. Compensation and employee benefits decreased due to a reduction in full-time equivalent employees to 748 at June 30, 2024 from 813 at June 30, 2023.
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	June 30, 2024	March 31, 2024	June 30, 2023	$	%	$	%
	(Dollars in thousands)
Compensation and employee benefits	$24,448	$25,476	$24,781	$(1,028)	(4.0)%	$(333)	(1.3)%
Occupancy and equipment	4,765	4,932	4,666	(167)	(3.4)	99	2.1
Data processing	3,785	3,537	4,500	248	7.0	(715)	(15.9)
Marketing	244	211	441	33	15.6	(197)	(44.7)
Professional services	795	567	751	228	40.2	44	5.9
State/municipal business and use taxes	1,160	1,300	1,054	(140)	(10.8)	106	10.1
Federal deposit insurance premium	812	795	797	17	2.1	15	1.9
Amortization of intangible assets	421	421	623	—	—	(202)	(32.4)
Other expense	2,666	3,131	3,712	(465)	(14.9)	(1,046)	(28.2)
Total noninterest expense	$39,096	$40,370	$41,325	$(1,274)	(3.2)%	$(2,229)	(5.4)%

Income Tax Expense
Income tax expense increased $716,000 during the second quarter of 2024 to $1.8 million compared to $1.1 million for the first quarter of 2024. The increase in income tax expense during the current quarter compared to the prior quarter was primarily due to an increase in pre-tax income during the second quarter of 2024. The effective tax rate declined during the second quarter of 2024 compared to the prior quarter due to recognition of a discrete tax expense item related to restricted stock awards in the first quarter of 2024 and a reduction in forecasted pre-tax income which caused a downward adjustment to the annualized effective tax rate.
Income tax expense decreased during the second quarter of 2024 compared to the second quarter of 2023 due to lower pre-tax income during the second quarter of 2024. The effective tax rate declined due to lower pre-tax income which increased the impact of favorable permanent tax items such as tax-exempt investments, investments in bank owned life insurance and tax credits.
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Quarter Ended			Change
	June 30, 2024	March 31, 2024	June 30, 2023	Quarter Over Quarter	Prior Year Quarter
	(Dollars in thousands)
Income before income taxes	$15,995	$6,868	$19,871	$9,127	$(3,876)
Income tax expense	$1,836	$1,120	$3,025	$716	$(1,189)
Effective income tax rate	11.5%	16.3%	15.2%	(4.8)%	(3.7)%

Dividends
On July 24, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.23 per share. The dividend is payable on August 21, 2024 to shareholders of record as of the close of business on August 7, 2024.
Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on Thursday, July 25, 2024 at 10:00 a.m. Pacific time. To access the call, please dial (833) 470-1428 -- access code 281184 a few minutes prior to 10:00 a.m. Pacific time. The call will be available for replay through August 1, 2024 by dialing (866) 813-9403 -- access code 638306.

About Heritage Financial Corporation
Heritage Financial Corporation is an Olympia, Washington-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branch network of 50 banking offices in Washington, Oregon and Idaho. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island, Washington. The Company's stock is traded on the Nasdaq Global Select Market under the symbol “HFWA.” More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.
Contact
Jeff Deuel, Chief Executive Officer, (360) 943-1500
Don Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, but are not limited to, the following: changes in general economic conditions generally, and in the financial services industry, nationally or in our local market areas, other markets where our lending relationships, or other aspects of our business operations or financial markets including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth, or increased political instability due to acts of war or terrorism; changes in the interest rate environment, including prior increases in the Board of Governors of the Federal Reserve System (the “Federal Reserve”) benchmark rate and duration at which such increased interest rate levels are maintained, which could adversely affect our revenues and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; the impact of continuing elevated inflation and the current and future monetary policies of the Federal Reserve in response thereto; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short-period of time that resulted in a number of bank failures; the impact of recent bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment; the extensive regulatory framework that applies to us; potential changes in federal policy and at regulatory agencies as a result of the upcoming 2024 presidential election; changes in the interest rate environment; the quality and composition of our securities portfolio and the impact of any adverse changes including market liquidity within the securities markets; legislative and regulatory changes, including changes in banking, securities and tax law, in regulatory policies and principles, or the interpretation of regulatory capital or other rules; risks related to climate change and the negative impact it may have on our customers and their businesses; severe weather, natural disasters, widespread disease or pandemics; credit and interest rate risks associated with our business, customers, borrowings, repayment, investment, and deposit practices; fluctuations in deposits; the concentration of large deposits from certain clients, who have balances above current Federal Deposit Insurance Corporation insurance limits; liquidity issues, including our ability to borrow funds or raise additional capital, if necessary; the overall health of local and national real estate markets; concentrations within our loan portfolio; the level of nonperforming assets on our balance sheet; disruptions, fraudulent activity, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform several of our critical processing functions, including as a result of sophisticated attacks using artificial intelligence and similar tools; rapid technological change in the financial services industry; increased competition in the financial services industry from non-banks such as credit unions and Fintech companies, including digital asset service providers; the composition of our executive management team and our ability to attract and retain key personnel; effects of critical accounting policies and judgments or new and revised accounting policies, including the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject; our success at managing the risks involved in the foregoing items; and other factors described in our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”) which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. We caution readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to us and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except shares)

	June 30, 2024	March 31, 2024	December 31, 2023
Assets
Cash on hand and in banks	$55,469	$52,947	$55,851
Interest earning deposits	58,288	136,700	169,122
Cash and cash equivalents	113,757	189,647	224,973
Investment securities available for sale, at fair value (amortized cost of $1,022,211, $1,087,789 and $1,227,787, respectively)	931,248	996,510	1,134,353
Investment securities held to maturity, at amortized cost (fair value of $642,051, $649,001 and $662,450, respectively)	727,342	734,006	739,442
Total investment securities	1,658,590	1,730,516	1,873,795
Loans receivable	4,532,615	4,428,165	4,335,627
Allowance for credit losses on loans	(51,219)	(49,736)	(47,999)
Loans receivable, net	4,481,396	4,378,429	4,287,628
Premises and equipment, net	73,218	74,092	74,899
Federal Home Loan Bank stock, at cost	22,303	4,303	4,186
Bank owned life insurance	126,420	125,615	125,655
Accrued interest receivable	19,855	19,898	19,518
Prepaid expenses and other assets	319,428	323,472	318,571
Other intangible assets, net	3,951	4,372	4,793
Goodwill	240,939	240,939	240,939
Total assets	$7,059,857	$7,091,283	$7,174,957

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$1,599,367	$1,637,111	$1,715,847
Interest bearing deposits	3,916,285	3,895,216	3,884,025
Total deposits	5,515,652	5,532,327	5,599,872
Borrowings	500,000	500,000	500,000
Junior subordinated debentures	21,912	21,838	21,765
Accrued expenses and other liabilities	171,786	189,538	200,059
Total liabilities	6,209,350	6,243,703	6,321,696

Common stock	541,294	544,636	549,748
Retained earnings	379,714	373,629	375,989
Accumulated other comprehensive loss, net	(70,501)	(70,685)	(72,476)
Total stockholders' equity	850,507	847,580	853,261
Total liabilities and stockholders' equity	$7,059,857	$7,091,283	$7,174,957

Shares outstanding	34,496,197	34,689,843	34,906,233

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Interest Income
Interest and fees on loans	$60,608	$57,862	$53,623	$118,470	$104,073
Taxable interest on investment securities	14,156	14,834	14,774	28,990	29,431
Nontaxable interest on investment securities	165	181	520	346	1,106
Interest on interest earning deposits	1,653	1,476	1,154	3,129	2,126
Total interest income	76,582	74,353	70,071	150,935	136,736
Interest Expense
Deposits	18,453	16,388	8,607	34,841	13,135
Junior subordinated debentures	539	547	499	1,086	981
Securities sold under agreement to repurchase	—	—	63	—	110
Borrowings	6,477	5,888	5,078	12,365	6,844
Total interest expense	25,469	22,823	14,247	48,292	21,070
Net interest income	51,113	51,530	55,824	102,643	115,666
Provision for credit losses	1,268	1,392	1,909	2,660	3,734
Net interest income after provision for credit losses	49,845	50,138	53,915	99,983	111,932
Noninterest Income
Service charges and other fees	2,817	2,788	2,682	5,605	5,306
Card revenue	1,930	1,839	2,123	3,769	4,123
Loss on sale of investment securities, net	(1,921)	(9,973)	—	(11,894)	(286)
Gain on sale of loans, net	—	26	101	26	150
Interest rate swap fees	52	—	115	52	168
Bank owned life insurance income	931	920	837	1,851	1,546
Gain on sale of other assets, net	49	—	—	49	2
Other income	1,388	1,500	1,423	2,888	4,530
Total noninterest income (loss)	5,246	(2,900)	7,281	2,346	15,539
Noninterest Expense
Compensation and employee benefits	24,448	25,476	24,781	49,924	50,317
Occupancy and equipment	4,765	4,932	4,666	9,697	9,558
Data processing	3,785	3,537	4,500	7,322	8,842
Marketing	244	211	441	455	843
Professional services	795	567	751	1,362	1,379
State/municipal business and use taxes	1,160	1,300	1,054	2,460	2,062
Federal deposit insurance premium	812	795	797	1,607	1,647
Amortization of intangible assets	421	421	623	842	1,246
Other expense	2,666	3,131	3,712	5,797	7,036
Total noninterest expense	39,096	40,370	41,325	79,466	82,930
Income before income taxes	15,995	6,868	19,871	22,863	44,541
Income tax expense	1,836	1,120	3,025	2,956	7,238
Net income	$14,159	$5,748	$16,846	$19,907	$37,303

	Quarter Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Basic earnings per share	$0.41	$0.17	$0.48	$0.58	$1.06
Diluted earnings per share	$0.41	$0.16	$0.48	$0.57	$1.06
Dividends declared per share	$0.23	$0.23	$0.22	$0.46	$0.44
Average shares outstanding - basic	34,609,900	34,825,471	35,058,155	34,717,685	35,083,133
Average shares outstanding - diluted	34,919,395	35,227,138	35,126,590	35,127,407	35,348,268

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Average Balances, Yields, and Rates Paid:

	Six Months Ended June 30,
	2024			2023
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net(2)(3)	$4,359,592	$118,470	5.46%	$4,092,769	$104,073	5.13%
Taxable securities	1,748,252	28,990	3.33	1,998,268	29,431	2.97
Nontaxable securities(3)	20,057	346	3.47	77,317	1,106	2.88
Interest earning deposits	115,136	3,129	5.47	87,086	2,126	4.92
Total interest earning assets	6,243,037	150,935	4.86%	6,255,440	136,736	4.41%
Noninterest earning assets	856,584			847,195
Total assets	$7,099,621			$7,102,635
Interest Bearing Liabilities:
Certificates of deposit	$786,050	$16,799	4.30%	$386,026	$3,707	1.94%
Savings accounts	464,087	420	0.18	576,046	299	0.10
Interest bearing demand and money market accounts	2,642,796	17,622	1.34	2,805,645	9,129	0.66
Total interest bearing deposits	3,892,933	34,841	1.80	3,767,717	13,135	0.70
Junior subordinated debentures	21,837	1,086	10.00	21,539	981	9.18
Securities sold under agreement to repurchase	—	—	—	41,469	110	0.53
Borrowings	500,445	12,365	4.97	282,502	6,844	4.89
Total interest bearing liabilities	4,415,215	48,292	2.20%	4,113,227	21,070	1.03%
Noninterest demand deposits	1,647,697			1,984,200
Other noninterest bearing liabilities	191,516			186,553
Stockholders’ equity	845,193			818,655
Total liabilities and stockholders’ equity	$7,099,621			$7,102,635
Net interest income and spread		$102,643	2.66%		$115,666	3.38%
Net interest margin			3.31%			3.73%
(1) Average balances are calculated using daily balances.
(2) Average loans receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $1.8 million and $1.5 million for the six months ended June 30, 2024 and 2023, respectively.
(3) Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Nonperforming Assets and Credit Quality Metrics:

	Quarter Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Allowance for Credit Losses on Loans:
Balance, beginning of period	$49,736	$47,999	$44,469	$47,999	$42,986
Provision for credit losses on loans	1,470	1,704	1,988	3,174	3,701
Charge-offs:
Commercial business	(312)	(77)	—	(389)	(161)
Consumer	(238)	(123)	(144)	(361)	(297)
Total charge-offs	(550)	(200)	(144)	(750)	(458)
Recoveries:
Commercial business	518	217	38	735	89
Consumer	45	16	57	61	90
Total recoveries	563	233	95	796	179
Net recoveries (charge-offs)	13	33	(49)	46	(279)
Balance, end of period	$51,219	$49,736	$46,408	$51,219	$46,408
Net charge-offs (recoveries) on loans to average loans receivable, net(1)	—%	—%	—%	—%	0.01%
(1) Annualized.

	June 30, 2024	March 31, 2024	December 31, 2023
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$3,826	$4,792	$4,468
Total nonaccrual loans	3,826	4,792	4,468
Accruing loans past due 90 days or more	4,296	2,628	1,293
Total nonperforming loans	8,122	7,420	5,761
Other real estate owned	—	—	—
Nonperforming assets	$8,122	$7,420	$5,761

ACL on loans to:
Loans receivable	1.13%	1.12%	1.11%
Nonaccrual loans	1,338.71%	1,037.90%	1,074.28%
Nonaccrual loans to loans receivable	0.08%	0.11%	0.10%
Nonperforming loans to loans receivable	0.18%	0.17%	0.13%
Nonperforming assets to total assets	0.12%	0.10%	0.08%

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Earnings:
Net interest income	$51,113	$51,530	$53,871	$55,618	$55,824
Provision for (reversal of) credit losses	1,268	1,392	1,424	(878)	1,909
Noninterest income (loss)	5,246	(2,900)	(3,147)	6,271	7,281
Noninterest expense	39,096	40,370	42,723	40,970	41,325
Net income	14,159	5,748	6,233	18,219	16,846
Pre-tax, pre-provision net income (1)	17,263	8,260	8,001	20,919	21,780
Basic earnings per share	$0.41	$0.17	$0.18	$0.52	$0.48
Diluted earnings per share	$0.41	$0.16	$0.18	$0.51	$0.48
Average Balances:
Loans receivable, net (2)	$4,415,790	$4,303,394	$4,233,743	$4,201,554	$4,145,556
Total investment securities	1,704,607	1,832,011	1,861,587	1,992,303	2,061,100
Total interest earning assets	6,241,936	6,244,138	6,269,805	6,363,043	6,297,410
Total assets	7,106,791	7,092,452	7,140,876	7,212,732	7,142,865
Total interest bearing deposits	3,916,977	3,868,890	3,849,067	3,841,148	3,755,005
Total noninterest demand deposits	1,638,262	1,657,132	1,772,261	1,859,374	1,900,640
Stockholders' equity	843,438	846,947	813,383	821,494	824,742
Financial Ratios:
Return on average assets (3)	0.80%	0.33%	0.35%	1.00%	0.95%
Pre-tax, pre-provision return on average assets (1)(3)	0.98	0.47	0.44	1.15	1.22
Return on average common equity (3)	6.75	2.73	3.04	8.80	8.19
Return on average tangible common equity (1)(3)	9.74	4.07	4.69	12.90	12.04
Adjusted return on average tangible common equity (1)(3)	10.76	9.34	10.21	13.62	12.04
Efficiency ratio	69.4	83.0	84.2	66.2	65.5
Adjusted efficiency ratio	67.1	68.9	70.4	64.8	65.5
Noninterest expense to average total assets (3)	2.21	2.29	2.37	2.25	2.32
Net interest spread (3)	2.62	2.70	2.84	2.95	3.11
Net interest margin (3)	3.29	3.32	3.41	3.47	3.56
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Average loans receivable, net includes loans held for sale.
(3) Annualized.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	As of or for the Quarter Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Select Balance Sheet:
Total assets	$7,059,857	$7,091,283	$7,174,957	$7,150,588	$7,115,410
Loans receivable, net	4,481,396	4,378,429	4,287,628	4,219,911	4,204,936
Total investment securities	1,658,590	1,730,516	1,873,795	1,894,392	2,030,826
Total deposits	5,515,652	5,532,327	5,599,872	5,635,187	5,595,543
Noninterest demand deposits	1,599,367	1,637,111	1,715,847	1,789,293	1,857,492
Stockholders' equity	850,507	847,580	853,261	813,546	819,733
Financial Measures:
Book value per share	$24.66	$24.43	$24.44	$23.31	$23.39
Tangible book value per share (1)	17.56	17.36	17.40	16.25	16.34
Stockholders' equity to total assets	12.0%	12.0%	11.9%	11.4%	11.5%
Tangible common equity to tangible assets (1)	8.9	8.8	8.8	8.2	8.3
Loans to deposits ratio	82.2	80.0	77.4	75.7	76.0
Regulatory Capital Ratios:(2)
Common equity tier 1 capital ratio	12.6%	12.6%	12.9%	12.9%	12.8%
Leverage ratio	10.1	10.0	10.0	9.9	9.9
Tier 1 capital ratio	13.0	13.0	13.3	13.3	13.2
Total capital ratio	13.9	13.9	14.1	14.1	14.1
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.13%	1.12%	1.11%	1.10%	1.09%
Nonperforming loans	1,338.7	1,037.9	1,074.3	1,531.7	1,002.3
Nonaccrual loans to loans receivable	0.08	0.11	0.10	0.07	0.11
Nonperforming loans to loans receivable	0.18	0.17	0.13	0.12	0.16
Nonperforming assets to total assets	0.12	0.10	0.08	0.07	0.10
Net charge-offs (recoveries) on loans to average loans receivable, net(3)	0.00	0.00	0.06	(0.11)	0.00
Criticized Loans by Credit Quality Rating:
Special mention	$93,694	$102,232	$79,977	$72,152	$84,623
Substandard	82,496	70,183	69,757	62,653	58,653
Other Metrics:
Number of banking offices	50	50	50	50	51
Deposits per branch	$110,313	$110,647	$111,997	$112,704	$109,717
Average number of full-time equivalent employees	748	765	803	821	813
Average assets per full-time equivalent employee	9,501	9,271	8,893	8,785	8,786
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.
(3) Annualized.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

This earnings release contains certain financial measures not presented in accordance with Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the non-GAAP measures used in this earnings release to the comparable GAAP measures are presented below.
The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels.

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share:
Total stockholders' equity (GAAP)	$850,507	$847,580	$853,261	$813,546	$819,733
Exclude intangible assets	(244,890)	(245,311)	(245,732)	(246,325)	(246,920)
Tangible common equity (non-GAAP)	$605,617	$602,269	$607,529	$567,221	$572,813

Total assets (GAAP)	$7,059,857	$7,091,283	$7,174,957	$7,150,588	$7,115,410
Exclude intangible assets	(244,890)	(245,311)	(245,732)	(246,325)	(246,920)
Tangible assets (non-GAAP)	$6,814,967	$6,845,972	$6,929,225	$6,904,263	$6,868,490

Stockholders' equity to total assets (GAAP)	12.0%	12.0%	11.9%	11.4%	11.5%
Tangible common equity to tangible assets (non-GAAP)	8.9%	8.8%	8.8%	8.2%	8.3%

Shares outstanding	34,496,197	34,689,843	34,906,233	34,901,076	35,047,800

Book value per share (GAAP)	$24.66	$24.43	$24.44	$23.31	$23.39
Tangible book value per share (non-GAAP)	$17.56	$17.36	$17.40	$16.25	$16.34

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)
The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated. The Company believes that presenting an adjusted return on tangible common equity ratio, which excludes certain non-recurring items is useful in measuring performance of the Company's ongoing business operations by removing the volatility of these non-recurring items.

	Quarter Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Return on Average Tangible Common Equity, annualized:
Net income (GAAP)	$14,159	$5,748	$6,233	$18,219	$16,846
Add amortization of intangible assets	421	421	593	595	623
Exclude tax effect of adjustment	(88)	(88)	(125)	(125)	(131)
Tangible net income (non-GAAP)	$14,492	$6,081	$6,701	$18,689	$17,338

Tangible net income (non-GAAP)	$14,492	$6,081	$6,701	$18,689	$17,338
Exclude loss on sale of investment securities, net	1,921	9,973	10,005	1,940	—
Exclude gain on sale of branch including related deposits, net	—	—	—	(610)	—
Exclude tax effect of adjustment	(403)	(2,094)	(2,101)	(279)	—
Adjusted tangible net income (non-GAAP)	$16,010	$13,960	$14,605	$19,740	$17,338

Average stockholders' equity (GAAP)	$843,438	$846,947	$813,383	$821,494	$824,742
Exclude average intangible assets	(245,106)	(245,536)	(246,022)	(246,663)	(247,278)
Average tangible common stockholders' equity (non-GAAP)	$598,332	$601,411	$567,361	$574,831	$577,464

Return on average common equity, annualized (GAAP)	6.75%	2.73%	3.04%	8.80%	8.19%
Return on average tangible common equity, annualized (non-GAAP)	9.74%	4.07%	4.69%	12.90%	12.04%
Adjusted return on average tangible common equity, annualized (non-GAAP)	10.76%	9.34%	10.21%	13.62%	12.04%
The Company believes that presenting pre-tax pre-provision income, which reflects its profitability before income taxes and provision for credit losses, and the pre-tax, pre-provision return on average assets are useful measurements in assessing its operating income and expenses by removing the volatility that may be associated with credit loss provisions.

	Quarter Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Pre-tax, Pre-provision Income and Pre-tax, Pre-provision Return on Average Assets, annualized:
Net income (GAAP)	$14,159	$5,748	$6,233	$18,219	$16,846
Add income tax expense	1,836	1,120	344	3,578	3,025
Add (subtract) provision for (reversal of) credit losses	1,268	1,392	1,424	(878)	1,909
Pre-tax, pre-provision income (non-GAAP)	$17,263	$8,260	$8,001	$20,919	$21,780

Average total assets (GAAP)	$7,106,791	$7,092,452	$7,140,876	$7,212,732	$7,142,865

	Quarter Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Pre-tax, Pre-provision Income and Pre-tax, Pre-provision Return on Average Assets, annualized:

Return on average assets, annualized (GAAP)	0.80%	0.33%	0.35%	1.00%	0.95%
Pre-tax, pre-provision return on average assets (non-GAAP)	0.98%	0.47%	0.44%	1.15%	1.22%
The Company believes that presenting an adjusted efficiency ratio, which excludes certain non-recurring items is useful in measuring operating income and expenses by removing the volatility of these non-recurring items.

	Quarter Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Adjusted Efficiency Ratio :
Total noninterest expense (GAAP)	$39,096	$40,370	$42,723	$40,970	$41,325
Net interest income (GAAP)	$51,113	$51,530	$53,871	$55,618	$55,824

Total noninterest income (GAAP)	$5,246	$(2,900)	$(3,147)	$6,271	$7,281
Exclude (gain) loss on sale of investment securities, net	1,921	9,973	10,005	1,940	—
Exclude gain on sale of branch including related deposits, net	—	—	—	(610)	—
Adjusted total noninterest income (non-GAAP)	$7,167	$7,073	$6,858	$7,601	$7,281

Efficiency ratio (GAAP)	69.4%	83.0%	84.2%	66.2%	65.5%
Adjusted efficiency ratio (non-GAAP)	67.1%	68.9%	70.4%	64.8%	65.5%